Exhibit 99.1

PublicSquare Reports Third Quarter 2024 Financial Results

Increased Third Quarter 2024 Net Revenue by 222% YoY

Third Quarter 2024 Gross Margin Performance of 64%

Signed Contracts for Over $1.0 billion in Potential Annualized Gross Merchandise Value for Payments

Outlines Strategy for Fintech Growth in 2025

WEST PALM BEACH, Fla, November 12, 2024 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), America’s leading commerce and payments ecosystem valuing life, family, and liberty, today announced financial results for the third quarter 2024 and presented its plan to position the business for focus and growth in its Fintech segment.

THIRD QUARTER 2024 HIGHLIGHTS & SUBSEQUENT EVENTS

●	Net revenue increased to $6.5 million, a 222% increase in the third quarter 2024 compared to the third quarter 2023

●	Gross Margin was 64% in the third quarter 2024 compared to 27% in the third quarter 2023

●	Ended the third quarter 2024 with Cash & Cash Equivalents of $5.7 million of which $1.0 million was restricted cash

●	During the quarter, completed a private placement for a $10.0 million convertible note with a board member and his affiliates – proceeds intended to fund the growth of its payments business

●	After the end of the quarter, completed a private investment in public equity transaction (“PIPE”) of $5.35 million led by a board member – proceeds intended to help fund the growth of its payments vertical and for other general corporate purposes

●	Announced the official launch of its cancel-proof payments platform and successfully processed first merchant transactions

●	Executed contracts that could potentially result in annualized payments processing Gross Merchandise Value (“GMV”) of over $1.0 billion - exceeding the company’s goal well before the Christmas shopping season

●	Implemented a strategic plan to streamline the organization to focus on Fintech and Business-to-Business (“B2B”) going forward

Michael Seifert, Chairman and Chief Executive Officer of PublicSquare, commented, “The third quarter was a pivotal period of transition for PublicSquare as we shifted resources to prioritize our Fintech opportunity, aiming to deliver the distinct business services our merchants have been demanding. In under seven months, we built a truly world-class payments platform that has already proven its value in the market. Starting from zero and in just over four months, we have signed contracts that have the potential to result in over $1.0 billion in annualized GMV, and as we entered Q4 2024 activated our first merchant who is expected to process more than $100 million annually on our platform. This incredible milestone speaks directly to the demand we are meeting and the strength of our product for businesses of all sizes that resonate with our cancel-proof promise. Alongside these advancements, we have optimized our cost structure and sharpened our strategic direction for future growth. As we enter Q4 2024, our focus on Fintech—covering both payments and credit—is clearer than ever. This refined focus includes shifting our customer acquisition strategy to a B2B model and transitioning our marketplace to an affiliate fee-based approach.”

“Looking towards next year, we believe with our refined roadmap and reduced cash burn, all segments, including the PublicSquare marketplace, will achieve positive cash flows on a standalone basis during 2025 while maintaining strong growth. This solid foundation in our segment performance bolsters our confidence that we can become cash flow positive as an organization by the latter half of 2025. We are thrilled to enter this next chapter of our growth and are encouraged by the enthusiasm throughout our ecosystem.”

FINTECH FOCUS & GROWTH

As the Company transitions to a more fintech focused model it has taken significant steps to capture a largely unaddressed and overlooked merchant network.

PublicSquare’s recent Fintech accomplishments:

Payments

●	Developed a fully cancel-proof payment stack with advanced tokenization and secure wallet technology to protect customer data

●	Secured contracts that could potentially result in over $1.0 billion in annualized GMV

●	Activated our first $100 million+ merchant on the payments platform

●	Approximately 80% of the Company’s sales pipeline stems from existing Credova Credit/Buy Now, Pay Later (“BNPL”) merchants and PublicSquare Marketplace merchants, who are values-aligned and have actively sought out our payments stack

Credit

●	Signed contracts that could potentially result in $5.8 billion in annualized GMV year-to-date, with billions more currently under negotiation

●	Facilitated $53 million in consumer financing transactions year-to-date, with an average contract value of $1,024

●	Consumer financing generated approximately $3.2 million in net revenue in Q3 2024 and attracted over 200,000 applications

Fintech Potential - 2025 & Beyond

As we look to the future, PublicSquare is dedicated to expanding its Fintech offerings with a strategic emphasis on sustainable growth, customer engagement, and values alignment:

●	Strengthen BNPL and Payment Processing Solutions

◦	Continue to enhance our credit and payment processing offerings, bolstering our cancel-proof ecosystem to continue to meet the demands of values-aligned merchants and consumers

●	Seamless Integration Across Our Merchant Network

◦	Integrating our fintech solutions across the entire merchant ecosystem, aiming to offer a unified, values-driven, and largely automated experience

●	Monetize the Customer Lifecycle

◦	Optimizing revenue from customer interactions throughout the customer experience -- from initial point of purchase with the merchant to repeat transactions within the PublicSquare Marketplace.

●	Expand Our B2B-Centric Model for Growth

◦	By transitioning to a B2B focus, we can leverage our merchant partnerships to generate more customers organically, increasing lifetime value while significantly reducing customer acquisition costs

STRATEGIC REORGANIZATION PLAN

In late October the Company enacted a strategic plan where it reorganized vital business functions to improve efficiency, eliminating ~35% of the company’s workforce in the process. This strategic reorganization of the business is expected to save approximately $11.0 million on an annualized basis and is also expected to meaningfully lower the Company’s cash needs, allowing it be positioned to reach positive cash flows in 2025 while maintaining strong revenue growth. The Company expects cost savings associated with the organizational changes to be realized beginning in November 2024 and for the full year 2025.

Third Quarter 2024 Prepared Remarks & Discussion

Management will host a teleconference and webcast to discuss its third quarter 2024 results Today, November 12, 2024 at 4:30 p.m. ET. The conference call can be heard live through a link on the PublicSquare Investor Relations website investors.publicsquare.com. During prepared remarks, management will respond to inbound, submitted questions received ahead of the call. Questions may be submitted starting November 5, 2024, through the Say Technologies platform at saytechnologies.com/psq-holdings-inc-2024-q3. In addition, you may participate in the conference call by dialing (888) 210-4474 domestically or (646) 960-0693 internationally, referencing conference ID # 9605882. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

About PublicSquare

PublicSquare is a commerce and payments ecosystem, valuing life, family, and liberty. PublicSquare operates under three segments: Marketplace, Financial Technology, and Brands. The primary mission of the Marketplace segment is to help consumers “shop their values” and put purpose behind their purchases. PublicSquare leverages data and insights from the Marketplace to assess its customers’ needs and provide wholly-owned quality financial products and brands. PublicSquare’s Financial Technology segment comprises Credova, a consumer financing and payments company. PublicSquare’s Brands segment comprises EveryLife, a premium D2C life-affirming baby products company. The PublicSquare Marketplace is free to join for both consumers and business owners. Download the app on the App Store or Google Play, or visit PublicSquare.com to learn more.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our anticipated growth, revenues, financial projections, launch of our payments platform and its anticipated GMV, ability to achieve positive cash flow, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, including the possibility that any of the anticipated benefits of the Credova transaction will not be realized or will not be realized within the expected time period, (ii) the ability of PublicSquare and Credova to integrate the business successfully and to achieve anticipated synergies and value creation, (iii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iv) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (v) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (vi) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vii) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (viii) the ability to execute PublicSquare’s anticipated business plans and strategy, (ix) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (x) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (xi) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare’s payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, and (xii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,709,237	$16,446,030
Restricted cash	966,529	—
Accounts receivable, net	622,419	204,879
Loans held for investment, net of allowance for credit losses of $558,612 as of September 30, 2024	3,567,832	—
Interest Receivable	304,599	—
Inventory	1,500,715	1,439,182
Prepaid expenses and other current assets	4,288,699	3,084,576
Total current assets	15,960,030	21,174,667
Loans held for investment, net of allowance for credit losses of $106,530 as of September 30, 2024, non-current	680,400	—
Property and equipment, net	299,768	127,139
Intangible assets, net	15,948,378	3,557,029
Goodwill	10,930,978	—
Operating lease, right-of-use assets	350,782	324,238
Deposits	75,579	63,546
Total assets	$44,245,915	$25,246,619

Liabilities and stockholders’ equity
Current liabilities
Revolving line of credit	$3,108,871	$—
Accounts payable	3,664,680	1,828,508
Accrued expenses	906,745	1,641,553
Deferred revenue	571,363	225,148
Operating lease liabilities, current portion	167,749	310,911
Total current liabilities	8,419,408	4,006,120
Convertible promissory notes, related party (Note 12)	20,000,000	—
Convertible promissory notes	8,449,500	—
Warrant liabilities	2,632,500	10,130,000
Earn-out liabilities	150,000	660,000
Operating lease liabilities	191,502	16,457
Total liabilities	39,842,910	14,812,577
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 29,451,684 shares and 24,410,075 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2,945	2,441
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of September 30, 2024, and December 31, 2023	321	321
Additional paid in capital	103,562,504	72,644,419
Accumulated deficit	(99,162,765)	(62,213,139)
Total stockholders’ equity	4,403,005	10,434,042
Total liabilities and stockholders’ equity	$44,245,915	$25,246,619

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues, net	$6,540,112	$2,030,900	$15,991,229	$2,938,641
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	609,270	569,502	1,738,729	1,189,440
Cost of goods sold (exclusive of depreciation and amortization expense shown below)	1,771,109	903,672	4,601,360	903,672
Transaction costs incurred in connection with the Business Combination	—	3,309,597	—	7,048,177
General and administrative	12,295,934	4,311,199	33,552,605	7,448,015
Sales and marketing	4,607,708	3,670,309	14,380,677	6,739,149
Research and development	973,544	1,486,069	3,147,296	3,310,943
Depreciation and amortization	975,090	759,745	2,202,561	2,004,319
Total costs and expenses	21,232,655	15,010,093	59,623,228	28,643,715
Operating loss	(14,692,543)	(12,979,193)	(43,631,999)	(25,705,074)
Other income (expense):
Other (expense) income, net	(45,683)	119,957	110,295	173,644
Change in fair value of convertible promissory notes	—	—	—	(14,571,109)
Change in fair value of earn-out liabilities	170,000	450,000	510,000	450,000
Change in fair value of warrant liabilities	2,175,000	(7,783,000)	7,497,500	(7,783,000)
Interest expense, net	(756,760)	(46,690)	(1,434,241)	(210,545)
Loss before income taxes	(13,149,986)	(20,238,926)	(36,948,445)	(47,646,084)
Income tax benefit (expense)	12,437	262	(1,181)	(1,527)
Net loss	$(13,137,549)	$(20,238,664)	$(36,949,626)	$(47,647,611)

Net loss per common share, basic and diluted	$(0.41)	$(0.77)	$(1.21)	$(2.38)
Weighted average shares outstanding, basic and diluted	31,758,032	26,265,627	30,526,102	20,058,726

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(36,949,626)	$(47,647,611)
Adjustment to reconcile net loss to cash used in operating activities:
Change in fair value of convertible promissory notes	—	14,571,109
Change in fair value of warrant liabilities	(7,497,500)	7,783,000
Change in fair value of earn-out liabilities	(510,000)	(450,000)
Share-based compensation	16,855,006	2,095,889
Realized gain on short term investment	—	(173,644)
Amortization of step-up in loans held for investment	501,112	—
Provision for credit losses on loans held for investment	549,985	—
Origination of loans and leases for resale	(17,315,173)	—
Proceeds from sale of loans and leases for resale	19,689,911	—
Gain on sale of loans and leases	(2,374,738)	—
Depreciation and amortization	2,202,561	2,004,319
Interest expense	—	58,455
Non-cash operating lease expense	314,577	129,216
Changes in operating assets and liabilities:
Accounts receivable	(722,139)	(67,604)
Prepaid expenses and other current assets	65,810	(681,471)
Inventory	(61,533)	(1,476,085)
Deposits	(12,033)	(70,202)
Accounts payable	(1,577,703)	2,597,462
Accrued expenses	(322,928)	2,845,964
Deferred revenue	346,215	199,304
Operating lease payments	(309,238)	(130,429)
Net cash used in operating activities	(27,127,434)	(18,412,328)

Cash flows from Investing Activities
Software development costs	(2,818,954)	(1,840,066)
Principal paydowns on loans held for investment	8,897,046	—
Disbursements for loans held for investment	(7,168,697)	—
Acquisition of businesses, net of cash acquired	141,215	—
Purchase of short-term investments	—	(10,049,870)
Proceeds from the sale of short-term investments	—	10,223,514
Purchase of intangible assets and trademarks	—	(86,600)
Purchases of property and equipment	—	(113,065)
Net cash used in investing activities	(949,390)	(1,866,087)

Cash flows from Financing Activities
Proceeds from convertible note payable, related party (Note 12)	20,000,000	—
Proceeds from convertible note payable	—	22,500,000
Proceeds from reverse recapitalization	—	18,104,194
Proceeds from issuance of common stock under stock plans, net of shares withheld for employee taxes	(485,904)	—
Proceeds from the issuance of common stock	—	2,600,125
Repayments on revolving line of credit	(2,207,536)	—
Repayment of subscription payable	—	(400)
Net cash provided by financing activities	17,306,560	43,203,919
Net (decrease) increase in cash and cash equivalents	(10,770,264)	22,925,504
Cash, cash equivalents and restricted cash beginning of period	16,446,030	2,330,405
Cash, cash equivalents and restricted cash end of the period	$5,675,766	$25,255,909
Cash and cash equivalents	$4,709,237	$25,255,909
Restricted cash	966,529	—
Total cash, cash equivalents and restricted cash, end of the period	$5,675,766	$25,255,909

Supplemental Non-Cash Investing and Financing Activity
Promissory notes, inclusive of accrued interest, converted to equity	$—	$37,294,023
Initial recognition of earn-out liability	$—	$2,400,000
Acquisition of warrant liability	$—	$8,816,500
Prepaid expenses assumed in connection with Business Combination	$—	$2,570,594
Liabilities assumed in connection with Business Combination	$—	$92,929
Liabilities paid through the trust	$—	$1,778,672
Accrued variable compensation settled with RSU grants	$411,878	$—
Shares issued in connection with Credova Merger	$14,137,606	$—
Note Exchange in connection with Credova Merger	$8,449,500	$—
Stock for stock transfer	$—	$1,334,858

Adjusted EBITDA

We define adjusted EBITDA, a non-GAAP financial measure, as net earnings (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude change in fair value of our financial instruments, other income (expense), net, transaction expenses and share-based compensation expense. We utilize adjusted EBITDA as an internal performance measure in the management of our operations because we believe the exclusion of these non-cash and non-recurring charges allow for a more relevant comparison of our results of operations to other companies in our industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

The following table provides a reconciliation of net loss to adjusted EBITDA to net loss for the periods presented:

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(13,137,549)	$(20,238,664)	$(36,949,626)	$(47,647,611)
Excluding:
Interest expense, net	756,760	46,690	1,434,241	210,545
Income tax (benefit) expense	(12,437)	(262)	1,181	1,527
Change in fair value of convertible promissory notes	—	—	—	14,571,109
Change in fair value of earn-out liabilities	(170,000)	(450,000)	(510,000)	(450,000)
Change in fair value of warrant liabilities	(2,175,000)	7,783,000	(7,497,500)	7,783,000
Other expense (income), net	45,683	(119,957)	(110,295)	(173,644)
Depreciation and amortization	975,090	759,745	2,202,561	2,004,319
Share-based compensation (exclusive of what is shown above in transaction costs)	5,796,823	1,185,089	15,967,598	1,185,089
Transaction costs incurred in connection with acquisitions	—	3,309,597	2,295,502	7,048,177
Corporate operating expenses	3,503,643	3,774,266	11,937,517	8,230,417
Adjusted EBITDA	$(4,416,987)	$(3,950,496)	$(11,228,821)	$(7,237,072)